MANAGEMENT AGREEMENT



         This Management Agreement (the "Agreement") is made this 10th day of July, 2001 by and among VIVA GAMING & RESORTS INC., a Florida corporation ("Viva US"), VIVA GAMING & RESORT DE MEXICO, S.A. DE C.V., a corporation organized under the laws of Mexico ("Viva Mexico") (Viva US and Viva Mexico are collectively referred to as "Owner") and VIVA MANAGEMENT LLC ("Manager"), a Nevada limited liability company, with reference to the following facts:

         A. Owner owns the "Gransur Casino" (the "Club"), which is located at Avenida del Iman 151 Colomia Pedregal de Carrasco C.P. 04700 Mexico D.F, Gransur Mall, Mexico City, Mexico (the "Premises") pursuant to certain leases of real property (the "Leases"), and operates gaming activities on the Premises, and intends to own, lease and/or otherwise control and/or operate a number of gaming activities and enterprises in the future ("Future Enterprises") throughout the Republic of Mexico, pursuant to a contract with the government of Mexico, and pursuant to certain agreements with each Mexican state in which the Owner is or will be conducting gaming activity enterprises (the "Business").

         B. Manager is engaged in the business of providing gaming management and consulting services, technical support for gaming equipment and the sale of gaming equipment, among other things.

         C. Owner desires to engage Manager to manage the Business (including any Future Enterprises), and Manager desires to manage the Business for Owner, on the terms and conditions hereof.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Engagement of Manager. On the terms and conditions hereof, Owner hereby engages Manager, and Manager hereby accepts such engagement, as the exclusive agent and representative of Owner for the purpose of managing and operating the Business.

         2. Responsibilities of Manager. Manager shall operate the Business so as to maximize the ultimate success of the Business consistent with sound marketing, business and industry practices and in compliance with all applicable laws and regulations.

                  2.1 Generally. Subject to the provisions of this Agreement and applicable laws and regulations, Manager shall have complete authority, responsibility and discretion, as Owner's agent, to: (i) manage and operate the Business in accordance with Manager's business judgment, including without limitation performing the following functions: (A) accounting (including accounts payable, accounts receivable, banking, finance, payroll, and internal controls); (B) administration (including risk management, regulatory compliance, compliance with real property and personal property leases, and employee benefits); (C) entertainment; (D) food, beverage and other retail sales; (E) gaming; (F) marketing and advertising; (G) maintenance, repairs and improvements; (H) purchasing; (I) personnel (including recruiting, hiring, training, managing, promoting and firing); and (J) security (including surveillance on-Premises and bonded transportation in connection with bank deposits); (ii) execute and deliver contracts on behalf of Owner; and (iii) take all other actions Manager deems necessary or appropriate in connection with performing the foregoing duties. However, nothing contained herein shall be deemed to give Manager the power to sell or lease the Business or any of its assets, except in the ordinary course of the Business, or to encumber such assets. Notwithstanding anything else herein to the contrary, the Manager shall not do any of the following without the prior written approval of the Owner:

         A. Enter into a sale of all or substantially all of the property of the Business or a merger, consolidation or other business combination transaction of the Business with another entity, or any dissolution, liquidation, reclassification or reorganization of the Business;

         B.       To take any of the following actions on behalf of the Owner:
                  (i) expend or incur debt or any borrowing or series of related debt or borrowings or execute any promissory note, evidence of indebtedness, guaranty or the like, which exceeds Five Hundred Thousand Dollars ($500,000) in a single transaction or a series of related transactions, (ii) make any purchase or series of related purchases in an aggregate value greater than Five Hundred Thousand Dollars ($500,000), (iii) enter into any agreement or contract that would obligate the Owner to pay an aggregate sum equal to or greater than Five Hundred Thousand Dollars ($500,000) over the life of such agreement or contract, (iv) transfer or encumber assets with an aggregate value greater than Five Hundred Thousand Dollars ($500,000),
                  (v) compromise or release any of the Owner's claims or debts with an aggregate value greater than Five Hundred Thousand Dollars ($500,000); or (vi) sell any equity or grant any rights to acquire equity in the Owner or the business.

         C. Make an assignment for the benefit of creditors of the Owner or file a voluntary petition under the federal Bankruptcy Code or any state or other insolvency law (of the United States or any other country) on behalf of the Owner;

         D.       Confess any judgment against the Owner; or

         E. Do any act that would make it impossible (or illegal) to carry on the Business.


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

         F. Enter into any transaction on behalf of Owner with a stockholder or other affiliate of Manager or stockholder or affiliate of Owner.

                  2.2 Accountings to Owner; Owner Audit Rights. Manager shall maintain accurate records of all monies received and disbursed in connection with its management and operation of the Business ("Books and Records"). Within thirty (30) days after the end of each calendar month during the term hereof, Manager shall prepare and deliver to Owner an accounting statement setting forth the Business' gross revenues, operating, general and administrative expenses and capital expenditures for the preceding month (the "Monthly Statement"). As used herein shall mean the Business' gross revenues shall include any and all revenues from any sources, including the retail value of promotions and complimentary give-aways, and expenses shall include, without limitation, operating, general and administrative expenses (which shall include without limitation: (i) gaming winnings and prizes; (ii) the "Management Fee" as defined in Paragraph 3.1 below; (iii) outside accounting, legal and consulting fees;
(iv) security expenses; (v) depreciation and amortization expenses; (vi) wages, salaries and benefits, which may include reimbursement of compensation of Manager's employees who work full time for the Business in an executive or managerial capacity; (vii) costs of materials and supplies (including all fees payable to the National Lottery for Public Assistance of Mexico); (viii) rental and lease payments; (ix) utility charges; (x) repair and maintenance expenses;
(xi) interest expenses on obligations of the Business; (xii) insurance and bonding expenses; (xiii) marketing and advertising expenses; (xiv) transportation expenses regarding patrons; (xv) travel expenses; (xvi) trash removal expenses; (xvii) costs of goods sold; (xviii) costs of regulatory compliance; (xix) license fees; (xx) taxes; (xxi) accruals; (xxii) general and administrative expenses; and (xxiii) a contingency reserve ("Contingency Reserve") of four percent (4%) of gross revenues).

         Within ninety (90) days of each calendar year end during the Term, Manager shall provide an annual summary (the "Annual Statement") of all information contained in the Monthly Statements, and the Owner shall have the right to select and engage an independent certified public accountant (the expense of which shall be an operating expense of the Business), reasonably acceptable to Manager, to provide an annual independent audit of such statements. Manager shall reasonably cooperate in any such audit. The Monthly and Annual Statement(s) shall be in such form and contain such detail and use such definitions as the Owner may reasonably request from time to time, and may be used by the Owner for its reasonable purposes. As part of the Books and Records requirements herein, Manager shall provide to the Owner copies of all audits to such local, state, and federal governmental entities as require such audits from Manager in connection with the Business. The Owner (including its agent, employee, attorney or accountant designated in writing (the "Owner Designee")), shall have the right at any time, without prior notice, and without payment of any fee or charge to Manager (but the cost of which shall be an operating expense of the Business), to (i) inspect, examine and copy all the Books and Records; (ii) inspect accounting systems and controls and observe the operation thereof; and (iii) be present and to observe the counting of Business monies; provided, however, that the Manager shall have the right to be present at any such inspection, examination or copying, and provided, any and all such audit and inspection activities shall be conducted in a manner (time, place and otherwise) so as to minimize the disruption of the conduct of the Business, in the reasonable discretion of the Manager.

                  2.3 Manager's Equipment. Manager may in its discretion contribute any equipment and/or trade fixture owned by or purchased by Manager for the Club or any Future Enterprise that it deems necessary or desirable in operation of the Business. Said equipment and/or trade fixture so used by Manager in operation of the Business shall remain Manager's sole property and shall not be deemed property of Owner or the Business.

         3. Responsibilities of Owner. The provisions of this Paragraph 3 shall survive the expiration or earlier termination of the "Term" of this Agreement (as defined in Paragraph 4 below).

                  3.1. Compensation to Manager. In consideration of the services to be rendered by Manager under this Agreement, Owner shall pay Manager a monthly fee (the "Management Fee") equal to four percent (4%) of the Business' gross revenues (not including revenues received by the Owner from the Final Sites as defined in that certain Development Rights Agreement between the Owner and Phoenix Leisure, Inc., dated the date hereof); provided, however, that the Management Fee shall not be payable unless the Business' Earnings Before Depreciation Interest and Amortization (EBDIA) as a percentage of Net Revenue (gross revenues received from gaming, lottery ticket sales, food and beverage, retail and other operations and concessions, less income received from promotional allowances and complementary give-aways recorded in gross revenues) is equal to or greater than ten percent (10%) (for the prior twelve (12) months) (the "Minimum Margin Requirement"). If the Management Fee payable is greater than fifty percent (50%) of Free Cash Flow such excess shall be deferred (payment but not the obligation) until Free Cash Flow is available to satisfy such carry forward. The Management Fee for each month shall be deducted from Net Profits and retained by Manager as provided in Paragraph 2.2. "Free Cash Flow" shall mean, on a consolidated basis, net income after taxes, less the Contingency Reserve, less principal repayment on debt of the Owner and its affiliates, whether or not consolidated, plus depreciation and amortization.

                  3.2 Primary Responsibility for Legal Compliance. Owner acknowledges that as a matter of law it retains primary responsibility and liability for compliance with all applicable federal, state and local laws, rules, regulations and ordinances applicable to the Club, any Future Enterprises, the Business and the Premises, including those promulgated and administered by the National Lottery for Public Assistance and all other governmental or regulatory agencies .

                  3.3 Premises Leases. Owner shall take all necessary and reasonable steps to maintain the current leases of the Business Premises.


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

                  3.4 Continuing Liability for All Liabilities, Commitments and Encumbrances. Owner shall remain solely liable for all liabilities and commitments of the Business, and under any agreement of any nature whatsoever which now, or hereafter in any way, encumbers the Premises, any Future Enterprise or the assets of the Business and/or impairs, in any way, Manager's ability to operate the Business as set forth in this Agreement. Owner recognizes and acknowledges that this provision is a material inducement to Manager to execute and deliver this Agreement.

                  3.5 Indemnification. Each party agrees to indemnify, defend and save the other party harmless from any and all losses, costs, liabilities and expenses (including attorney's fees and costs, which shall be reimbursed as incurred) which relate to or arise out of or in connection with any claim, demand, judgment, suit or proceeding in which any party and/or any of its officers, directors, managers, employees or agents is named or is threatened to be named because a party is associated with operation of the Business due to the obligations contained herein, except with respect to any breach of this Agreement by a party hereto. Each party shall indemnify the other for its breaches of this Agreement and for its gross negligence or willful misconduct.

                  3.6 Licenses and Permits. Owner represents and warrants that it has obtained and will keep in full force and effect during the Term hereof any and all necessary licenses and permits or other governmental consents required in order for the Business to operate in the manner contemplated hereby.

                  3.7 Insurance. Manager agrees on behalf of Owner to procure and/or maintain the following insurance policies on behalf of the Business: (i) comprehensive general liability insurance in the minimum dollar amount set forth in the Leases, with the Manager named as an additional insured party; (ii) extended coverage insurance for loss or damage by fire, robbery, theft, malicious mischief and vandalism to the buildings, improvements and/or contents of the Premises (including gaming equipment) for their full replacement value;
(iii) crime insurance in an amount of at least Two Hundred Fifty Thousand Dollars ($USD250,000.00) per occurrence; and (iv) business interruption insurance in the amount of three million dollars ($3,000,000)(with the proceeds thereof to be deemed gross revenues of the Business). All insurance premiums shall be deemed operating expenses of the Business and shall provide that they may not be canceled without giving at least ten (10) days notice to each insured party. Manager shall arrange for the placing of any additional insurance that may be requested by Owner and necessary to the operation of the Business. To the extent permitted under such policies, Owner and Manager each hereby waives all rights of subrogation against the other to the extent of any claim covered by insurance proceeds.


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

         4. Term.

                  4.1 Commencement and Expiration. The term of this Agreement (the "Term") shall commence upon execution of this Agreement (the "Commencement Date"). The initial Term of this Agreement shall expire on the date ten (10) years from the Commencement Date, unless terminated earlier pursuant to Paragraph 4.2, 4.3, 4.4 or 4.5 below, or renewed as provided below. Manager has the right to renew this Agreement at the expiration of the initial Term for one additional term of 10 years. If Manager elects to renew this Agreement, Manager must give Owner written notice of such election at least six (6) months, but not more than 12 months, prior to the expiration of the initial Term.

                  4.2 Early Termination by Owner for Cause. If Owner claims that Manager has materially breached any of its obligations, representations or warranties under this Agreement, Owner shall give written notice thereof to Manager within thirty (30) days of the discovery of such breach, specifying the nature of the alleged breach and demanding that Manager cure same, or such alleged breach shall be deemed waived. Manager shall have such time as reasonably required from receipt of such notice to initiate and diligently pursue a cure for such alleged breach not to exceed one hundred twenty (120) days (the "Cure Period"). If (i) Manager has not cured such alleged breach by the end of the Cure Period, (ii) the Business fails to meet the Minimum Margin Requirement, or (iii) Manager is prohibited by applicable law to act as Manager of the Business as contemplated herein, this Agreement and all obligations of Manager and Owner hereunder (except such as expressly survive this Agreement) shall terminate. In addition, this Agreement and all obligations and duties of Owner and Manager hereunder may be terminated by Owner or Manager if this Agreement is not approved by the shareholders of Owner on or before December 31, 2001.

                  4.3 Early Termination by Manager. Manager may (but is not required to) terminate this Agreement at any time if: (i) for any reason the Club does not open for business to the public on or before September 30, 2001;
(ii) Owner breaches any of its obligations, representations or warranties under this Agreement; (iii) more than fifty percent (50%) of the Premises, including any Future Enterprise, is destroyed or damaged so as to render it unusable in the Business; (iv) the Business ceases operations for sixty (60) consecutive days or more; (v) any activity that the Club is currently permitted to conduct pursuant to Owner's gaming license(s) ceases to be permitted to be conducted by such license(s); (vi) Owner becomes insolvent; (vii) a receiver is appointed for any part of the property of Owner; (viii) Owner makes an assignment for the benefit of its creditors; and/or (ix) any proceeding under any bankruptcy or insolvency law is commenced by or against Owner. At Manager's option, to be exercised in its sole discretion by written notice to Owner, Manager may suspend this Agreement instead of terminating it during any period in which the events specified in clause (i), (ii), (iii) or (iv) above of this Paragraph 4.3 occur, and may end such suspension upon the cessation of such events, in which case the Term shall be extended for the period of such suspension.


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

                  4.4 Early Termination by Owner without Cause; Liquidated Damages/Buyout. Beginning twenty-four (24) months after the Commencement Date, upon thirty (30) days written notice to the Manager (the "Buy-Out Date"), Owner shall have the option to buy out the Manager's remaining rights and obligations under this Agreement for the Buy-Out Price (as hereinafter established). The Buy-Out Price shall equal the monthly average of the monthly Management Fees for the last twenty-four (24) months (the "Monthly Payment Factor") received by Manager under this Agreement, multiplied by the greater of the number of months remaining in the Term or thirty-sixty (36) months. The Buy-Out Price is to be paid in cash on the Buy-Out Date, less a discount for present value at the Chase Manhattan Bank prime interest rate plus two percent (2%) per annum not to exceed ten percent (10%) per annum.

                           If Owner terminates this Agreement without cause, it
shall pay the Buy Out Price to Manager in liquidated damages. If the Owner terminates this Agreement without cause, Owner and Manager agree that it would be impractical and extremely difficult to estimate the damages suffered by Manager as a result of such termination without cause by Owner, and that under the circumstances existing as of the date of this Agreement, the liquidated damages provided for in this subsection represent a reasonable estimate of the damages which will incur as a result of such termination. The payment of such amount as liquidated damages is not intended as a forfeiture or a penalty, but is intended to constitute liquidated damages to Manager.

                  4.5. Change in Control; Phoenix Buy Out. "Change in Control" means the acquisition by any person or entity of Fifty percent (50%) or more of the total outstanding equity of Owner, on a fully diluted and as-converted basis. In the event of a Change in Control, Manager shall have the right to terminate this Agreement, concurrently with the Change in Control, in exchange for the payment of the Buy-Out Price by Owner, provided, if Manager elects not to terminate this Agreement as a result of a Change in Control, this Agreement shall remain in full force and effect. In the event of a Change in Control involving an acquisition, merger, share exchange and/or other combination between Owner and Phoenix Leisure, Inc., a Nevada corporation, or any of its parent, parent's affiliates or subsidiaries ("Phoenix"), Phoenix shall be entitled to one-fourth (1/4) of the Buy-Out Price that would otherwise be payable to Manager (the "Phoenix Buy Out"). Phoenix Leisure, Inc., a Nevada corporation, is a member of Manager, and is an intended third party beneficiary of this Agreement. The Phoenix Buy Out has been established with reference to Phoenix's proportionate membership interest in Manager. In the event of a Change in Control prior to twenty-four (24) months from the Commencement Date, the Monthly Payment Factor shall be equal to the greater of the highest monthly Management Fee paid to Manager hereunder since the Commencement Date or One Hundred Fifty Thousand Dollars ($USD150,000).


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

         5. Representations and Warranties.

                  5.1. By Manager. Manager hereby represents and warrants to Owner that: (i) Manager is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Nevada with full power to execute, deliver, and perform its obligations under this Agreement;
(ii) this Agreement has been duly authorized, executed and delivered by Manager and does not contravene any provision of any law, regulation, ordinance, or agreement by which Manager is bound; (iii) the person executing this Agreement on behalf of Manager is authorized to do so; (iv) Manager shall at all times during the Term maintain such licenses as are required on the part of Manager for any of the various services to be performed by Manager on behalf of Owner hereunder; and (v) Manager shall perform its duties hereunder in compliance with all applicable federal, state and local laws, rules, regulations and ordinances applicable to the Club and the Business, including those required under the National Lottery for Public Assistance.

                  5.2 By Owner.

                           5.2.1 Viva US hereby represents and warrants to
Manager that: (i) Viva US is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida with full power to execute, deliver, and perform its obligations under this Agreement, and to delegate the management of the Business to Manager under all applicable laws;
(ii) this Agreement has been duly authorized, executed and delivered by Owner and does not contravene any provision of any law, regulation, ordinance, or agreement by which Owner is bound; (iii) the person executing this Agreement on behalf of Owner is authorized to do so; (iv) Owner or a subsidiary of Owner is presently licensed in the Republic of Mexico to conduct the gaming and other activities in which the Business is engaged, and shall at all times during the Term maintain all such required licenses, permits and approvals; and (v) upon the execution and delivery hereof, Owner shall cooperate with Manager with respect to all filings that Manager elects to make or is required by legal requirements to make in connection with the contemplated transactions and in obtaining all consents necessary for the contemplated transactions.

                           5.2.2 Viva Mexico hereby represents and warrants to
Manager that: (i) Viva Mexico is a corporation duly organized, validly existing, and in good standing under the laws of the Republic of Mexico with full power to execute, deliver, and perform its obligations under this Agreement; (ii) this Agreement has been duly authorized by Owner and does not contravene any provision of any law, regulation, ordinance, or agreement by which Owner is bound; (iii) the person executing this Agreement on behalf of Owner is authorized to do so; (iv) Owner is presently licensed in the Republic of Mexico to conduct the gaming and other activities in which the Business is engaged, and shall at all times during the Term maintain all such licenses, permits and approvals; and (v) upon the execution and delivery hereof, Owner shall cooperate with Manager with respect to all filings that Manager elects to make or is required by legal requirements to make in connection with the contemplated transactions and in obtaining all consents necessary for the contemplated transactions.


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

         6.       Miscellaneous.

                  6.1 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be deemed given and received on the day (or, if such day is not a business day or such receipt is after 5:00 p.m. on any business day, the next following business day) (i) when hand delivered to a person of suitable age and discretion at the address of the receiving party,
(ii) when delivered to the address of the receiving party by overnight mail or delivery service, or (iii) when successfully transmitted by telecopier transmission, in any of such cases, delivered addressed or dispatched as follows:

         If to Owner:            Viva Gaming & Resorts Inc.
                                 3611 S. Lindell Road, Suite 108
                                 Las Vegas, Nevada 89103
                                 Attention:
                                             --------------------------------
                                 Telecopier No. (702) 795-8101

         With a copy to:         Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                                 New York, New York 10022
                                 Attn:  Robert H. Friedman, Esq.
                                 Telecopier No. (212) 755-1467

         If to Manager:          Viva Management LLC
                                 3611 S. Lindell Road, Suite 201
                                 Las Vegas, Nevada 89103
                                 Attention:
                                             --------------------------------
                                 Telecopier No. (702) 795-8101

         With a copy to:         Sklar Warren Conway & Williams LLP
                                 221 N. Buffalo Drive, Suite A
                                 Las Vegas, Nevada 89145
                                 Attention:  Bryan M. Williams, Esq.
                                 Telecopier No.  (702) 360-6000

or to such other address as such party shall have specified most recently by a Notice given in the manner required hereunder.

                  6.2 Governing Law; Dispute Resolution. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Nevada without giving effect to the principles of the conflict of laws thereof. In the event of any dispute between the parties with respect to or arising out of this Agreement, the parties agree that exclusive jurisdiction and venue for such dispute shall be in the courts located in Clark County, Nevada.


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

                  6.3 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction and interpretation of this Agreement.

                  6.4 Severability. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                  6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party without prior written consent of the others. Except as otherwise provided herein with respect to Phoenix, the parties neither intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto, nor shall any such third party have any rights hereunder.

                  6.6 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement may contain more than one counterpart of the signature page and may be executed by the affixing of the signatures of each of the parties to one of these counterpart signature pages. All of the counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page. This Agreement may be executed by a facsimile of the signature of the party who is authorized to execute such document, with the facsimile signature having the same force and effect as if the document had been executed by the actual signature of the party.

                  6.7 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. The parties are not bound by any oral statements that are made outside of this Agreement with respect to the subject matter hereof. This Agreement may not be modified or altered except by written instrument duly executed by all parties.

                  6.8 Waiver. No failure or delay of any party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or of any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

                  6.9 No Joint Venture. Nothing contained in this Agreement shall be deemed to create a joint venture (or any other business entity) between Manager and Owner.

                  6.10 Time is of the Essence. Time is of the essence with respect to all the obligations contained in this Agreement.

                  6.11 Compliance with Applicable Laws. Each party will at all times comply with all applicable laws and regulations, including the U.S. Foreign Corrupt Practice Act.

                  6.12 Obligations Joint and Several. The obligations of Viva US and Viva Mexico are joint and several.

         Executed at Las Vegas, Nevada as of the date first above written.

OWNER:                                           MANAGER:

Viva Gaming & Resorts Inc.,                      Viva Management LLC,
a Florida corporation                            a Nevada limited liability company

By:                                                       By:      Phoenix Leisure, Inc.
         --------------------------------
         Its:                                                      Managing Member
              ---------------------------

                                                                   By:
                                                                            -----------------------------------
                                                                            Its:
                                                                                -------------------------------

Viva Gaming & Resort de Mexico, S.A.             By:      Hacienda Casita LLC
de C.V. a corporation organized under                     Managing Member
the laws of Mexico
                                                                   By:
                                                                            -----------------------------------
                                                                            Its:
                                                                                -------------------------------
By:
         --------------------------------
         Its:                                             By:
             ----------------------------                          --------------------------------------------
                                                                   R.A. Bruce McDonald

                                                          By:      Jupiter Networks Corp.
                                                                   Managing Member

                                                                   By:
                                                                            -----------------------------------
                                                                            Its:
                                                                                -------------------------------


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